SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                               General Mills, Inc.
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                (Name of Registrant as Specified in Its Charter)


         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On September 4, 2003, James A. Lawrence, Executive Vice President and Chief
Financial Officer of General Mills, Inc., made a webcast presentation to investors. Selected pages from the script and slides for the presentation are attached to this Schedule.

For more than 15 years, General Mills has sponsored long-term compensation plans designed to ensure all employees are owners. These plans are part of an overall compensation system that is highly dependent on performance. Base salaries at General Mills are generally lower than those at peer companies. These salaries are coupled with annual cash incentives determined by individual, business unit and overall company performance. So we earn above-average compensation in years when our performance is strong, and our compensation falls when results don't meet our goals.

         Long-term compensation has been entirely stock-based, with programs ranging from all-employee option grants to an innovative salary replacement program that allowed eligible employees to forego their annual merit salary increases and choose stock options instead.

         These programs did exactly what they were designed to do -- they made our employees shareholders, and they strengthened everyone's focus on the importance of making business decisions that lead to sustained business growth and returns. Our stock plans also have created a large balance of options outstanding, because they have been extended to all employees, they typically require a 4-year vesting period, and our track record of consistent growth causes many people to wait until close to the 10-year expiration date before they exercise.



SLIDE 39 - GMI COMPENSATION PHILOSOPHY


                                  GENERAL MILLS
                             COMPENSATION PHILOSOPHY

                o  Stock Ownership is Emphasized

                o  Pay is Performance-based

                o  Long-term Compensation is
                   Stock-based

                   -  All-employee Stock Option Grants

                   -  Innovative Programs to Build Employee
                      Ownership


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We've been modifying our stock-based plans over the last several years in order to begin reducing our options overhang. The 2003 stock plan shareholders are being asked to approve at our annual meeting later this month will continue this process, because it calls for a blend of restricted stock and stock options, rather than options alone. The grant size will vary with company performance against financial measures set at the beginning of each year. We think this plan strikes a good balance of reducing our option overhang and sustaining our commitment to stock-based compensation as a means of aligning company and shareholder interests. I hope those of you in the audience who are General Mills shareholders will review the background materials we've provided in the proxy and vote in support of this plan.



SLIDE 40 - 2003 STOCK PLAN


                                  GENERAL MILLS
                                 2003 STOCK PLAN

                      o  A Blend of Stock Options and
                         Restricted Stock

                      o  Size of Stock Grant is Based on
                         Company Performance

                      o  Reduces Company's Stock Usage Rate


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